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N.C. CARTER, Ph.D. P.Eng.
Consulting Geologist
                                                                 1410 Wende Road
                                                          Victoria, B.C. V8P 3T5
                                                                          Canada
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Phone  250-477-0419
Fax  250-477-0429
Email  nccarter@shaw.ca


                                            May  1,  2002


LASALLE RESOURCES, INC.
Las Vegas, Nevada
U.S.A.


CONSENT  OF  GEOLOGICAL  CONSULTANT



I hereby consent to the inclusion and reference of my report dated February 25, 2002, entitled "Report on the Jen Mineral Claims" in the Form SB-2 Registration Statement to be filed by LaSalle Resources, Inc. with the United States Securities and Exchange Commission.


Dated the 1st day of May, 2002


/s/ N.C. Carter


N.C. CARTER, Ph.D. P.Eng.
Consulting Geologist